SAVE THE WORLD AIR, INC.

235 Tennant Avenue

Morgan Hill, CA 95037

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 13, 2007

To Our Stockholders:

      You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at  the Hilton Universal Hotel, 555 Universal Hollywood Drive, Universal City, California 91608, at 10:00 a.m. on Thursday, December 13, 2007  for the purposes of considering and voting upon:

1. A proposal to elect six (6) directors to our Board of Directors.

2. A proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2007.

      These matters are described more fully in the proxy statement accompanying this notice.

      Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2007 Annual Meeting.

      The Board has fixed the close of business on October 25, 2007 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2007 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2007 Annual Meeting.

      Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the 2007 Annual Meeting. Accordingly, it is important that your shares be represented at the 2007 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2007ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2007 Annual Meeting.

      Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Charles R. Blum
Chief Executive Officer

November 12, 2007

Morgan Hill, California

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

OF

SAVE THE WORLD AIR, INC.

To Be Held on December 13, 2007

       This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at 10:00 a.m. on December 13, 2007 at the Hilton Universal Hotel, 555 Universal Hollywood Drive, Universal City, California 91608, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2007Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about November 16, 2007. Our 2006 Annual Report to Stockholders and our Annual Report for the year ended December 31, 2006 on Form 10-KSB (the “10-KSB”) are being mailed to stockholders concurrently with this proxy statement. Neither our 2006 Annual Report to Stockholders nor the 10-KSB are to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

      The close of business on October 25, 2007 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2007 Annual Meeting. As of the Record Date, we had 44,559,702 shares of common stock, par value $.001 per share issued and outstanding. All of the shares of our common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the 2007 Annual Meeting. Holders of the common stock of record entitled to vote at the 2007 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

      All votes will be tabulated by the inspector of elections appointed for the 2007 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2007 Annual Meeting shall constitute a quorum for the transaction of business at the 2007 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2007 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

      In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote, (i.e., nominees receiving the highest number of votes will be elected to the Board) provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

      In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

      Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2007 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

      Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2007 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal 1, and Proposal 2.  Management does not know of any matters to be presented at the 2007 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2007Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

      Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2007 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2007 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2007 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

      The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

      Our bylaws provide that the Board shall consist of between one and eight directors, as determined by the Board from time to time. The Board currently consists of eight (8) members, including five (5) elected by the holders of the common stock and three (3) appointed during the year to fill vacancies. There is currently one (1) vacancy. The Board has fixed the size of the Board to be elected at the 2007 Annual Meeting at six (6) members.  Our directors are elected by our stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, the nominees for directors or our executive officers.

      The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board, acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2008 or until his or her successor has been duly elected and qualified.

      In the event that a nominee is unable or declines to serve as a director at the time of the 2007 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Election as Directors

The following is certain information as of October 18, 2007, regarding the nominees for election as directors:

 Director

Name

            Age

                    Position

                  Since

Charles R. Blum

69

President, Chief Executive Officer, Director

   2007

Steven Bolio

62

Director

                  2007

Joseph Helleis (1) (2)

69

Chairman of the Board

   2002

Cecil B. Kyte (1) (3)

36

Director

   2006

John F. Price PhD (1) (2) (3)

63

Director

   2002

Nathan Shelton

60

Director

                  2007

(1)   Member of the Audit Committee

(2)   Member of the Compensation Committee

(1)

Member of the Nominating and Corporate Governance Committee

Biographical Information Regarding Directors

Charles R. Blum was appointed on July 25, 2007 to the Board of directors and engaged as the President and Chief Executive Officer of the Company. Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (SEMA).  SEMA is a trade group representing 6500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket Trade Show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum has a proven record of accomplishment as a senior executive and brings a broad knowledge of the automotive aftermarket to the Company.  Mr. Blum attended Rutgers University.

Steven Bolio was appointed to the Board of Directors on February 12, 2007.  Mr. Bolio has held prominent positions with a number of businesses in the automotive specialty equipment industry spanning a forty-five year successful career with experience in retail, wholesale, product development and manufacturing.  For the past 18 years, Mr. Bolio is a partner in the firm of Scafidi-Bolio & Associates, a manufacturing representative group serving the automotive aftermarket industry. He served 6 years on the Specialty Equipment Market Association (SEMA) Board of Directors as well as on multiple SEMA committees.  In 2006 he was elected to the SEMA “Hall of Fame.”  Mr. Bolio attended Bentley College.

 Joseph Helleis has served as a director since May 2002 and as our Chairman of the Board since December 2005, succeeding the late Edward L. Masry. Since 2002, he has been operating his own financial services consulting firm, Joseph Helleis and Associates. From 2000 to 2002, he was President/ Chief Executive Officer with Bank of Whittier, California. From 1981 to 2000, he served in senior executive capacities as Chairman/ CEO, President/ CEO, and Chief Credit Officer with a number of financial institutions in the southern California region. After his honorable discharge from the United States Navy in 1960, Mr. Helleis served with Citibank in New York City until 1981 where his last position was Vice President/ Senior Credit Officer for the New York State Business Banking Region. Mr. Helleis has an AA degree from the National Institute of Credit.

Cecil Bond Kyte has served as a director since February 21, 2006. Since 1997, Mr. Kyte has been an investor in a number of businesses, including those in oil and gas exploration, and financial services.  These include SwissGuard International, GmbH, based in Zurich, Switzerland, of which he is a co-founder.  SwissGuard serves the American annuity market with an emphasis on asset protection and growth. From February 2000 to November 2002, Mr. Kyte was employed by Chautauqua Airways, an American Airlines regional carrier, in various capacities, including service as an airline captain.  He received his B.S. Degree in Accounting from Long Beach State University.

John F. Price, Ph.D., has served as a director since May 2002. He co-founded and has served as Chairman of the Board of Conscious Investing Pty Ltd., located in Sydney, Australia, a software company, since May 2001. In June 1998, Mr. Price founded Price Value, Inc., located in Sydney, Australia, a software company to market software that he developed. He has served as Chairman of the Board of Price Value, Inc., located in Sydney, Australia since 1998. Since October 1997, Mr. Price has held various teaching positions in mathematics and physics at University of New South Wales, located in Sydney, Australia. From 1990 to 1998, he was professor and head of the Mathematics Department at Maharishi University of Management located in Sydney, Australia. Mr. Price received a B.Sc. and M.Sc. from the University of Melbourne and a Ph.D. from the Australian National University.

 Nathan Shelton has served as our director since February 12, 2007. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry, holding prominent positions.  In 1987 he joined K&N Engineering as President and part owner and built the company into an industry leader.  In 2002 he sold his interest in K&N Engineering and founded S&S Marketing, which is engaged in the automotive aftermarket parts rep business, which he currently operates. Mr. Shelton is the recipient of numerous industry related prestigious awards and in 1992, Specialty Equipment Market Association (SEMA) invited him to join its board of directors, which includes serving in capacity as its Chairman from 2002 to 2004.  In 2007 he was elected to the SEMA “Hall of Fame”.  Mr. Shelton served honorably in the United States Seabees from 1968 to 1972.  He attended Chaffey Junior College.

Executive Officers

     The following table sets forth certain information regarding our executive officers as of October 18, 2007:

     Name

              Age

Position

     Charles R. Blum             69

President and Chief Executive Officer

     John Bautista

  48

Executive Vice President and Chief Operating Officer

     Eugene E. Eichler (1)

  80        Interim Chief Financial Officer

(1)

Mr. Charles Dargan resigned as the Company’s Chief Financial Officer effective November 5, 2007.  Mr. Eichler will continue to serve as Interim Chief Financial Officer until a replacement is appointed.

     For the biography of Charles R. Blum, please see above under “Biographical Information Regarding Directors.”

     John Bautista has served as our Executive Vice President and Chief Operating Officer since February 2006 and served as our Vice President of Operations from July 2005 through February 2006. He previously served as a consultant to our company from April 2005 to June 2005. From June 2003 to June 2005, Mr., Bautista was President and CEO of JDAK Enterprise, Inc., a company engaged in international importing, distribution and brokerage of motorcycle parts, as well as the production and assembly of custom motorcycles. From January 1999 through May 2003, Mr. Bautista was Mechanical Service and Calibration Department Manager for Mechanical Environmental Systems Analysis and Adjustment Agency. Mr. Bautista has technical knowledge and experience with ISO certified programs under Department of Defense, Department of Energy and Environmental Protection Agency regulations.

     Eugene E. Eichler, CPA, is currently our Interim Chief Financial Officer.   The Company intends to obtain a Chief Financial Officer on a permanent basis to replace Mr. Eichler once a suitable replacement is available. He served as our Chief Executive Officer from October 2005 until November 2006, at which time he separated from the company due to medical disability. He served as our Chief Financial Officer since May 2002 until November 2006 and has been a director since May 2002. Mr. Eichler served as our President from March 2004 to October 2005 and as our Chief Operating Officer from October 2001 to March 2004. Mr. Eichler was the Chief Financial Officer and Firm Administrator of the law firm Masry & Vititoe from 1982 to October 2001. From 1974 to 1982, Mr. Eichler provided financial consulting services to Foundation for HMO’s, Acne Care Medical Clinics and Earth Foods, Inc. From 1960 to 1974, Mr. Eichler headed financial consulting services for Milburn Industries and Brown, Eichler & Company. From 1953 to 1960, he held the position of Chief Budgets and Forecasts at North American Aviation. From 1951 to 1953, Mr. Eichler held various audit positions at the Atomic Energy Commission. Mr. Eichler received a B.A. from University of Montana.

      Charles K. Dargan, II became our Chief Financial Officer in January 2007.  As noted above, Mr. Dargan resigned as the Company’s Chief Financial Officer effective November 5, 2007.  Since January 2003, he served as founder and principal of CFO911, a provider of operational and managerial expertise, specifically in accounting and finance, to middle market companies.  From March 2000 to January 2003, Mr. Dargan was the Chief Financial Officer of Semotus Solutions, Inc., an American Stock Exchange-listed wireless mobility software company.  Mr. Dargan also serves as director of 411 Web Directory, Inc., InterSearch Group, Inc. and Anchor Audio, Inc.  He received his B.A. degree in Government from Dartmouth College, and his M.B.A. degree and M.S.B.A. degree in Finance from the University of Southern California.

CORPORATE GOVERNANCE

     We maintain a corporate governance page on our corporate website at www.stwa.com, which includes information regarding the Company’s corporate governance practices. Our codes of business conduct and ethics, Board committee charters and certain other corporate governance documents and policies and code of business conduct will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 235 Tennant Avenue, Morgan Hill, California 95037.  The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

 Board of Directors

Director Independence

      Our Board of Directors currently consists of eight (8) members. The Board has affirmatively determined that Messrs. Helleis, Price, Kyte, Shelton, McKinnon and Bolio are independent directors. The “nominated” six (6) directors for the 2007 Annual Meeting are independent with the exception of Mr. Blum, our President and Chief Executive Officer.

Meetings of the Board

      The Board held seven (7) meetings and acted by written consent three (3) times during 2006 and six (6) meetings and acted by written consent one (1) time to date in 2007. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2006 and 2007.

      Each of our directors is encouraged to attend the Company’s 2007 Annual Meeting and to be available to answer any questions posed by stockholders to such director. Because our Board holds one of its regular meetings in conjunction with our Annual Meeting of stockholders, we anticipate that all of the members of the Board will be present for the 2007 Annual Meeting.

Communications with the Board

      The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•

Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary, Save the World Air, Inc., 235 Tennant Avenue, Morgan Hill, California 95037 or by e-mail to questions@swta.com

•

Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by customers with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•

The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

      Our stockholders may also communicate directly with the non-management directors, individually or as a group, by mail c/o Corporate Secretary, Save the World Air, Inc., 235 Tennant Avenue, Morgan Hill, California 95037 or by e-mail to questions@stwa.com.

      The Audit Committee has established procedures, as outlined in the Company’s policy for “Procedures for Accounting and Auditing Matters”,  for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by calling our toll-free number, (877) 487-0200. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

      The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter. Copies of these charters, and other corporate governance documents, are available on our website, www.stwa.com In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 235 Tennant Avenue, Morgan Hill, California 95037.1.

      The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

      The Audit Committee consists of Messrs. Helleis (chairperson), Kyte and Price. The Board has determined that Mr. Helleis is an audit committee financial expert, and is independent within the meaning of Item 407 of Regulation S-B promulgated by the SEC.  The Board also believes that Messrs. Price and Kyte meet the independence and knowledge requirements of NASDAQ as currently in effect.  The Audit Committee held a total of seven (7) meetings during 2006 and a total of three (3) meetings during 2007.

      The Audit Committee operates under a written charter. The Audit Committee’s duties include responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

      As part of its responsibility, the Audit Committee is responsible for engaging our independent auditor, as well as pre-approving audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence.

      Please see “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Messrs. Price (chairperson), and Helleis. The Board believes that Messrs. Price and Helleis meet the independence requirements of NASDAQ as currently in effect. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2006. The Compensation Committee held 3 meetings during 2006 and held 3 meetings during 2007.

      The Compensation Committee operates under a written charter. The Compensation Committee establishes the compensation and benefits of our executive officers. The Compensation Committee also administers our employee benefit plans, including our 2004 Plan.

      Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2006.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee currently consists of Messrs. Price (chairperson), and Kyte.   The Board believes that Messrs. Price and Kyte meet the independence requirements of NASDAQ as currently in effect. The Nominating and Corporate Governance Committee held five meeting during 2006 and held seven meetings during 2007.

      The Nominating and Corporate Governance Committee operates under a written charter. The Nominating and Corporate Governance Committee has the primary responsibility for overseeing the Company’s corporate governance compliance practices, as well as supervising the affairs of the Company as they relate to the nomination of directors. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, developing and recommending corporate governance principles for the Company and monitoring the Company’s compliance with these principles and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

      The Nominating and Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively. In performing this evaluation, the Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with the results of this evaluation.

Director Nominations

      The Nominating and Corporate Governance Committee seeks out appropriate candidates to serve as directors of the Company, and the Nominating and Corporate Governance Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as director, the Nominating and Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as well as the extent to which the candidate would fill a present need on the Board.

      The Nominating and Corporate Governance Committee will consider, without commitment, stockholder nominations for director. Nominations for director submitted to this committee by stockholders are evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

      The stockholders’ notice shall set forth, as to:

•	each person whom the stockholder proposes to nominate for election as a director:

	•	the name, age, business address and residence address of such person,

	•	the principal occupation or employment of the person,

	•	the class and number of shares of the Company which are beneficially owned by such person, if any, and

•

any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules hereunder; and

•	the stockholder giving the notice:

•	the name and record address of the stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder,

•

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

•

any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

      The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

DIRECTOR COMPENSATION

      Our directors who are not officers or employees of the Company are compensated for their services in the amount of $1,000 per meeting of the Board plus annual payments of $7,500 and $25,000 for the Chairman of the Board. In addition, the chairperson of the Audit Committee receives an annual payment of $20,000 and the chairpersons of the Compensation and Nominating and Corporate Governance Committees each receives an annual payment of $15,000.  Committee members are compensated for their services in the amount of $500 per meeting.  During the year 2007, Board and Committee members’ fees have accrued but have not been paid.

Recommendation of the Board

      The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPNEDENT AUDITORS

      The Audit Committee has selected Weinberg & Company, P.A. to audit our financial statements for the fiscal year ending December 31, 2007. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Weinberg & Company, P.A. the Audit Committee may reconsider its selection.

      Weinberg & Company, P.A. was first appointed in fiscal year 2003, and has audited our financial statements for fiscal years 2002 through 2006. The Board expects that representatives of Weinberg & Company, P.A. will be present at the 2007 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit and Other Fees

      The following table summarizes the fees charged by Weinberg & Company, P.A. for certain services rendered to the Company during 2005 and 2006.

	Amount Billed
Type of Fee	Fiscal Year 2005	Fiscal Year 2006
Audit(1)	$72,175	$161,455
Audit Related(2)	0	0
Taxes (3)	0	0
All Other (4)	13,748	0
Total	$85,923	$161,455

(1)

This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-KSB and review of the financial statements included in the Company’s quarterly reports on Form 10-QSB. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)

Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2007 Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A. as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

      The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 25, 2007 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•

our Chief Executive Officer and each of our two other most highly-compensated executive officers serving as such as of December 31, 2006 whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

     Number of Shares of

               Percentage of

         Common Stock

            Shares Beneficially

Name and Address of Beneficial Owner (1)

   Beneficially Owned (2)

                 Owned (2)

Named Executive Officers and Directors

  Cecil B. Kyte (3)

2,297,359

5.0%

  Eugene E. Eichler (4)

2,049,699

4.5%

  Bruce H. McKinnon (5)

1,465,941

3.2%

  Joseph Helleis (6)

   555,000

1.2%

  John F. Price (7)

   621,000

1.4%

  John Bautista (8)

   487,585

1.1%

  John Brown (9)

   430,000

1.0%

  All directors and executive officers as a group

7,906,584

            16.1%

Five Percent Stockholders

  Joseph R. and Joette M. Dell (10)

3,750,352

8.4%

  Leodis C. Matthews (11)

3,107,668

6.6%

(1)	Unless otherwise indicated, the address of each listed person is c/o Save the World Air, Inc., 235 Tennant Avenue, Morgan Hill, California 95037

(2)

Percentage of beneficial ownership is based upon 44,559,702 shares of our common stock outstanding as of October 25, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(1)

Includes warrants to purchase 1,060,000 shares of our common stock exercisable currently and options to purchase 30,000 shares of our common stock exercisable currently.

(2)

Includes warrants to purchase 107,143 shares of our common stock exercisable currently and options to purchase 1,371,127 shares of our common stock exercisable currently.

(3)

Includes options to purchase 996,127 shares of our common stock exercisable currently and 69,814 shares of our common stock owned by KZ Golf, Inc. Defined Benefit Pension Plan of which Mr. McKinnon is a participant and is also a principal stockholder of KZ Golf, Inc.

(4)

Includes options to purchase 305,000 shares of our common stock exercisable currently.

(5)

Includes options to purchase 180,000 shares of our common stock exercisable currently.

(6)

Includes options to purchase 309,171 shares of our common stock exercisable currently and warrants to purchase 25,000 shares of our common stock exercisable currently.

(7)

Includes options to purchase 180,000 shares of our common stock exercisable currently.  Mr. Brown resigned as a Director on October 19, 2007.

(8)

Includes warrants to purchase 621,765 shares of our common stock exercisable currently and Notes convertible into 323,540 shares of our common stock exercisable currently.

(9)

  Includes warrants owned by Morales, LLC to purchase 797,794 shares of our common stock exercisable currently and Notes owned by Morales, LLC convertible into 1,595,588 shares of our common stock exercisable currently.  Morales, LLC is beneficially owned by Leodis C. Matthews who serves as the Company’s outside litigator through his law firm, Matthews & Partners.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

Summary Compensation Table

		Long-Term Compensation Awards
		Annual	Restricted	Securities	All
	Fiscal	Compensation	Stock Awards	Underlying Options	Other Compensation
Name and Principal Position	Year	Salary ($)	($)	(#)	($)

Eugene E. Eichler (1)	2006	$300,000	$0	409,171	$0
Chief Executive Officer and Chief Financial	2005	$240,000	$0	425,000	$0
Officer	2004	$234,500	$0	286,956	$0

Bruce H. McKinnon (2)	2006	$240,000	$0	409,171	$0
Chief Executive Officer and Chief Operating	2005	$192,000	$0	350,000	$0
Officer	2004	$191,800	$0	236,956	$0

John Bautista (3)	2006	$170,833	$0	209,171	$0
Chief Operating Officer

(1)

Mr. Eichler was appointed Chief Operating Officer, Chief Financial Officer and Treasurer in October 2001. In March 2004, Mr. Eichler relinquished his position as Chief Operating Officer, and was appointed President of the Company, a position he held until November 2005, when he assumed the position of Chief Executive Officer, and he continued to serve as Chief Financial Officer.  On November 20, 2006, Mr. Eichler resigned, due to disability, the position of Chief Executive Officer and on January 5, 2007 he resigned as Chief Financial Officer.  See “Employment Agreements” below.

(2)

Mr. McKinnon was appointed Executive Vice President of Business Development in October 2001. In March 2004, Mr. McKinnon was appointed Chief Operating Officer of the Company, a position he held until October 2005, when he assumed the position of President.   On November 20, 2006, Mr. McKinnon was appointed Chief Executive Officer and he continued to serve as President.  See “Employment Agreements” below.

(3)	Mr. Bautista was appointed Vice President of Operations in July 2005. In February 2006, Mr. Bautista was appointed Executive Vice President and Chief Operating Officer.

(5)

The number and value of vested restricted stock based upon the closing market price of the common stock at December 30, 2006 ($0.60) were as follows: Mr. Eichler, 571,429 vested shares valued at $352,857; Mr. McKinnon, 435,714 vested shares valued at $261,428 and Mr. Bautista 85,714 vested shares valued  $51,428.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2006 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2006 fiscal year.

	Individual Grants

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal 2006	Per Share	Date

Eugene E. Eichler	59,171	5.1%	$1.69	02/21/16
Eugene E. Eichler	350,000	30.0%	$.85	02/21/16
Bruce H. McKinnon	59,171	4.5%	$1.69	02/21/16
Bruce H. McKinnon	350,000	30.0%	$.85	02/21/16
John Bautista	59,171	5.%	$1.69	02/21/16
John Bautista	150,000	12.9%	$.85	02/21/16

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

      No options were exercised by any of the Named Executive Officers during the 2006 fiscal year. No stock appreciation rights were exercised by any of the Named Executive Officers during the 2006 fiscal year. The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2006 fiscal year.

			Number of Securities
			Underlying Unexercised
			Options at		Value of Unexercised
	Shares	Value	Fiscal Year-End (#)		In-the-Money Options ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Eugene E. Eichler	—	$—	711,946	409,171	$50,000	$0
John Bautista		$ ---	100,000	209,171		$0
Bruce H. McKinnon	—	$—	586,956	409,171	$0	$0

(1)	Market value of our common stock at fiscal year-end minus the exercise price. The closing price of our common stock on December 29, 2006, the last trading day of the year, was $0.60 per share.

EQUITY COMPENSATION PLAN INFORMATION FOR 2006

      The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2006:

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders	3,749,559	$1.03	3,250,441
Equity compensation plans not approved by security holders	250,000	$.40	N/A
Total	3,999,559	$.99	N/A

EMPLOYMENT AGREEMENTS

      Agreement with Eugene E. Eichler. On December 1, 2003, the Company entered into an employment agreement with Eugene E. Eichler, pursuant to which he originally served as our Chief Operating Officer. Effective March 2, 2004, Mr. Eichler has served as our President and Chief Financial Officer and his employment agreement was amended accordingly. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. Eichler was paid base compensation of $192,000 per annum through March 1, 2004 and $240,000 per annum effective March 2, 2004.  On October 5, 2005, Mr. Eichler resigned as President and was appointed Chief Executive Officer at a base compensation of $300,000 per annum through December 2007.The base compensation is reviewable by the Board in subsequent years of the term. Mr. Eichler is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

      If Mr. Eichler’s employment is terminated by us without cause or as a result of his disability or death, he or his estate, as the case may be, will be entitled to receive an amount equal to the greater of (i) his highest base compensation paid to him with respect to one of the two years immediately preceding the year in which the termination occurs or (ii) his base compensation in effect immediately prior to the date of termination, for a period of one year beginning on the date of termination. In addition, he will be entitled to receive an amount equal to the greater of the aggregate bonus(es), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. Mr. Eichler and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year.

     On November 9, 2007, Mr. Eichler and the Company executed a Separation Agreement whereby on November 20, 2006 Mr. Eichler resigned as Chief Executive Officer and as Chief Financial Officer effective upon the appointment of his successor, but in no event later than January 31, 2007.  His resignations were due to medical disability. Under the terms of the Separation Agreement, Mr. Eichler shall be paid cash compensation at the rate of Three Hundred Thousand Dollars ($300,000) per annum, for the period commencing November 20, 2006 and continuing thereafter to and including December 31, 2007.  All stock options heretofore granted to Mr. Eichler for services rendered shall be accelerated and shall become fully vested on November 20, 2006 and may be exercised at any time until November 20, 2007, after which time any unexercised options shall be cancelled.  Mr. Eichler is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.  Mr. Eichler received cash payments through January 2007 and no further payments have been made after that date.

     Mr. Eichler has been working full time for the Company since June 15, 2007 without cash compensation.  Mr. Eichler was appointed Interim Chief Financial Officer to replace Charles Dargan who resigned on November 5, 2007.  In lieu of cash compensation for his past and future services as Interim Chief Financial Officer, the Board extended the expiration date of Mr. Eichler’s options to November 20, 2008.

           Agreement with Bruce H. McKinnon. On December 1, 2003, the Company entered into an employment agreement with Bruce H. McKinnon, pursuant to which he originally served as our Executive Vice President of Business Development. Effective March 2, 2004, Mr. McKinnon has served as our Chief Operating Officer and his employment agreement was amended accordingly. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. McKinnon was paid base compensation of $153,600 per annum through March 1, 2004 and $192,000 per annum effective March 2, 2004. On October 5, 2005, Mr. McKinnon resigned as Chief Operating Officer and was appointed President at a base compensation of $240,000 per annum.  The base compensation is reviewable by the Board in subsequent years of the term. Mr. McKinnon is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

      If Mr. McKinnon’s employment is terminated by us without cause or as a result of his disability or death, he, or his estate as the case may be, will be entitled to receive an amount equal to the greater of (i) his highest base compensation paid to him with respect to one of the two years immediately preceding the year in which the termination occurs or (ii) his base compensation in effect immediately prior to the date of termination, for a period of one year beginning on the date of termination. In addition, he will be entitled to receive an amount equal to the greater of the aggregate bonus(es), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. Mr. McKinnon and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year.

     On November 20, 2006, Mr. McKinnon was appointed Chief Executive Officer at no change in salary for the remaining term of his employment contract.

     On June 14, 2007, the Company and Mr. McKinnon agreed that Mr. McKinnon would resign as Chief Executive Officer of the Company effective upon the appointment of a new Chief Executive Officer which occurred on July 25, 2007.  Mr. McKinnon will continue to serve as President of the Company and receive the compensation provided for in accordance with the provisions of the Employment Agreement between Mr. McKinnon and the Company dated October 5, 2005 through December 31, 2007. Mr. McKinnon’s compensation shall remain unchanged for the period commencing hereof and continuing thereafter to and including December 31, 2007.  All compensation under the Employment Agreement that has been accrued but is, as of the data of this Agreement unpaid, shall be paid to McKinnon as soon as reasonably practicable, but in no event shall such sums be paid later than August 31, 2007.  Mr. McKinnon will continue to serve as a Director of the Company until he is replaced at the Company’s 2007 Annual Meeting.  Mr. McKinnon has not been paid any compensation since January 2007.

     On July 18, 2007, Mr. McKinnon was removed as President of the Company.

     Agreement with John Bautista.   On July 1, 2005, the Company entered into an employment agreement with John Bautista. pursuant to which he originally served as our Vice President of Operations.  The term of his agreement expires on June 30, 2006 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term.  The agreement provides for base compensation of $120,000.  On February 1, 2006, Mr. Bautista was appointed Executive Vice President and Chief Operating Officer at a base compensation of $200,000.  The base compensation is reviewable by the Board in subsequent years of the term.  Mr. Bautista is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

      If Mr. Bautista’s employment is terminated by us without cause or as a result of his disability or death, he, or his estate as the case may be, will be entitled to receive an amount equal to the greater of (i) his highest base compensation paid to him with respect to one of the two years immediately preceding the year in which the termination occurs or (ii) his base compensation in effect immediately prior to the date of termination, for a period of one year beginning on the date of termination. In addition, he will be entitled to receive an amount equal to the greater of the aggregate bonus(as), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. Mr. Bautista and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year.

Agreement with Charles R. Blum. On July 18, 2007, the Company entered into an employment agreement with Charles R. Blum, pursuant to which se serves as our President and Chief Executive Officer.  The initial term of the agreement became effective on July 25, 2007 and expires on July 25, 2008 and renews automatically for addition one-year periods unless either party has given notice of non-extension prior to April 30, 2008.  The agreement provides for a base compensation of $200,000 per year.  Mr. Blum is eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 plan.

Mr. Blum shall be eligible to receive an annual cash bonus in an amount equal to 2% of the Company’s net profit, if any, for its most recently completed fiscal year, computed in accordance with generally accepted accounting principles applied consistently with prior periods.  The Bonus shall be payable, if at all, on the anniversary date of employment each year of the term; provided that no bonus shall be paid if the Executive is not, on such payment date, in the employ of the Company.

Mr. Blum shall also receive (i) an option (the “Initial Option”) to purchase 188,679 shares (the “Initial Option Shares”) of the Company’s common stock.  The Initial Option shall be an incentive stock option, shall be exercisable at $0.53 per share, shall be exercisable for ten years from the date of grant and shall vest on the first anniversary of the Effective Date; and (ii) an option (the “Supplemental Option”) to purchase a number of shares (the “Supplemental Option Shares”) of the Company’s common stock equal to the result of (A) 100,000 divided by (B) the closing price per share of the Company’s Common Stock on the first anniversary of the Effective Date.  The Supplemental Option shall be an incentive stock option, shall be exercisable at the closing price per share on the first anniversary of the Effective Date, shall be exercisable for ten years from the date of grant and shall vest on the second anniversary of the Effective Date.

     Termination of Mr. Blum’s contract will terminate upon his death or disability and may be terminated by the Company with or without cause and may be voluntarily terminated by Mr. Blum.  Termination of Mr. Blum’s employment for any reason shall be effective upon the Date of Termination and he shall only be entitled to receive the compensation accrued through the Date of Termination.  In the event of Involuntary Termination, involving merger, consolidation or sale or disposition of all of the Company’s assets, Mr. Blum shall be entitled to receive (i) all compensation that has accrued through the date of termination, plus, (ii) a severance payment equal to one year’s compensation, plus he shall be entitled to continue to participate in the Company’s employee benefit programs offered to other senior management employees of the Company for a period of 12 months following the date of termination, provided that if at any time while the Company is required to pay severance to Mr. Blum, his death or disability would cause the severance payments to terminate.

CERTAIN RELATONSHIPS AND RELATED TRANSACTIONS

      In October 2003, we entered into a lease agreement with KZ Golf, Inc. to lease office space for our primary administrative facility. Jennifer J. King, the wife of Bruce H. McKinnon, our Chief Operating Officer and one of our directors, is the indirect principal stockholder of KZ Golf, Inc. Through May 31, 2004, we paid rent in the amount of $2,000 per month for approximately 1,000 square feet. Effective June 1, 2004, we amended the lease to add approximately 225 square feet of office space and to have provided expanded comprehensive services, including reception, parking and conference facilities, for a total rent of $3,400 per month. The lease, as amended, was renewed by us in October 2005, for an additional two-year term at $3,760 per month.  On May 10, 2006, a new lease was entered into for additional space and services at a rate of $6,208 per month for a term through July 31, 2007.

     On July 19, 2007, Scottish Glen Golf Company, Inc. doing business as KZG sued the Company alleging unlawful detainer by the Company of its leased corporate offices at 5125 Lankershim Boulevard, North Hollywood, California, and failure to pay past due rent and penalties in the aggregate amount of $104,413.  Bruce McKinnon, the Company’s former President and Chief Executive Officer, and an incumbent director, is, the Company believes, an owner of KZG.  Mr. McKinnon’s wife is the President of KZG.

     On July 25, 2007, the parties entered into an agreement pursuant to which KZG would dismiss the eviction action, however, KZG reserved the right to amend their complaint to include a demand for past due rent and penalties.  The Company vacated the premises on July 25, 2007.  On August 30, 2007 KZG filed an Amended Complaint which was answered by the Company on October 5, 2007.  While the Company believes that it has valid claims and defenses, given the inherent uncertainties of litigation, the Company cannot predict the outcome of this matter.

     In May and August 2007, Eugene E. Eichler made loans to the Company totaling $81,404.  These loans are repayable at such time as the Company’s cash flow permits.

COMPENSATION COMMITTEE REPORT

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

      The Compensation Committee has furnished this report on executive compensation for the 2006 fiscal year.

      The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) appearing elsewhere in this proxy statement, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees under the Company’s 2004 Stock Option Plan (the “2004 Plan”).

      The Compensation Committee operates under a written charter. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee. The Compensation Committee met three (3) times during 2006 and three (3) times during 2007.

      The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The committee believes that the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2006 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements with the Company and many components of each such person’s compensation are set by such agreements.

          Equity-Based Compensation. The Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 2004 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Committee believes that these options encourage employees to continue to use their best efforts and to remain in the Company’s employ. Options granted to executive officers under the 2004 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant.

      The Committee relies substantially on management of the Company to make specific recommendations regarding which individuals should receive option grants and the amounts of such grants. In 2006, the Committee granted 1,163,605 options to all employees, with 1,027,513, or 89%, of such amount being granted to Named Executive Officers. The Named Executive Officers were individually awarded the number of stock options shown in the table headed “Option Grants in Last Fiscal Year” appearing elsewhere in this proxy statement.

      The Company granted stock options to executive officers with a cumulative option price of up to $100,000 as incentive stock options and the remainder as non-qualified stock options, both with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the Company’s common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee bases its decisions on such considerations as similar awards to individuals holding comparable positions in our comparative groups, company performance and individual performance, as well as the allocation of overall share usage attributed to executive officers.

      Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2006 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2007 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

      The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2006 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Respectfully submitted by:

Joseph Helleis (Chair)

John F. Price

AUDIT COMMITTEE REPORT

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

      The Audit Committee is currently composed of three (3) directors, all of whom are independent. The duties and responsibilities of a member of the Audit Committee are in addition to his duties as a member of the Board.

      The Audit Committee operates under a written charter, which is available on the Company’s website. The Board and the Audit Committee believe that the Audit Committee charter complies with the current standards set forth in SEC regulations. There may be further action by the SEC during the current year on several matters that affect all audit committees. The Board and the Audit Committee continue to follow closely further developments by the SEC in the area of the functions of audit committees, particularly as it relates to internal controls for non-accelerated filers, and will make additional changes to the Audit Committee charter and the policies of the Audit Committee as required or advisable as a result of these new rules and regulations. The Audit Committee met 7 times during 2006 and 3 times during 2007.

      The Audit Committee’s primary duties and responsibilities are to:

•	engage the Company’s independent auditor;

•	monitor the independent auditor’s independence, qualifications and performance;

•	pre-approve all audit and non-audit services;

•	monitor the integrity of the Company’s financial reporting process and internal controls system;

•	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board; and

•	monitor the Company’s compliance with legal and regulatory requirements.

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Company is planning to form an internal management group, reporting to the Chief Executive Officer and the Audit Committee that is charged with guiding the Company in meeting the various requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has begun to implement procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.

      In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s independent auditors, both in the presence of management and privately, to discuss the overall scope and plans for their audit, review and discuss all financial statements prior to their issuance, and discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required under the Sarbanes-Oxley Act and the foregoing standards.

      With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Weinberg & Co., P.A., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

      On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Co., P.A. as the independent registered public accounting firm for the 2006 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-KSB for filing with the SEC.

Respectfully submitted:

Joseph Helleis (Chair)

Cecil Kyte

John F. Price

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2006 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

STOCKHOLDER PROPOSALS

      From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Under the rules of the SEC, to be included in the proxy statement for our 2008 annual meeting of stockholders, proposals must be received by us no later than January 5, 2008.

ANNUAL REPORT ON FORM 10-KSB

      We filed our Annual Report on Form 10-KSB with the SEC on May 29, 2007. A copy of the 10-KSB, without exhibits, has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-KSB and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive office at 235 Tennant Avenue, Morgan Hill, California 95037.

OTHER MATTERS

      Management does not know of any matters to be presented at the 2007 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2007Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

      It is important that your shares be represented at the 2007 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2007 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Charles R. Blum Chief Executive Officer

November 12, 2007

Morgan Hill, California

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SAVE THE WORLD AIR, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS
December 13, 2007

This proxy is solicited by the Board of Directors for use at the 2007 Annual Meeting of Stockholders of Save the World Air, Inc., (the “Company”) to be held at the Hilton Universal Hotel, 555 Universal Hollywood Drive, Universal City 91608, California, at 10:00 A.M. on December 13, 2007.  By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of 2007 Annual Meeting of Stockholders and the Proxy Statement, and appoint Charles R. Blum with full power of substitution, to vote all your shares of common stock of Save the World Air, Inc. which you are entitled to vote, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND A VOTE FOR PROPOSAL 2. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND FOR PROPOSAL 2.

SEE REVERSE FOR VOTING INSTRUCTIONS.

6 DETACH PROXY CARD HERE 6

Please mark, sign and date your proxy card and return it today in the postage-paid envelope provided to: Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Proxy Department.

1.	The Board of Directors recommends a vote FOR Items 1, and 2.

ELECTION OF DIRECTORS:

o	Vote FOR all nominees listed	o	Vote WITHHELD from all nominees

01 Charles R. Blum	02 Joseph Helleis	03 Cecil Kyte	04 Nathan Shelton
05 John F. Price	06 Steven Bolio

(to withhold authority to vote for any nominee, strike a line through the nominee’s name above)

2.	RATIFICATION OF APPOINTMENT OF WEINBERG & CO., P.A. as independent auditors of Save the World Air, Inc. for the fiscal year ending December 31, 2007.

o

FOR

o

AGAINST

o

ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED HEREON, IN FAVOR OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Date:

Signature

Signature (if joint or common ownership)

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign partnership name by authorized person.

For address change: Mark Box and indicate changes below:	o

                   Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

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